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                                                                    Exhibit 3.28

No. 2331724

                             The Companies Act 1985

                         -------------------------------

                            Company Limited By Shares

                         -------------------------------

                             ARTICLES OF ASSOCIATION

                                       of

                             AQAUPORTE (UK) LIMITED

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                   Incorporated the 29th day of December 1988

                  ----------------------------------------------

                                  McKenna & Co.
                                 Inveresk House
                                    1 Aldwych
                                 London WC2R OHF
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                             The Companies Act 1985

                         -------------------------------

                            Company Limited by Shares

                         -------------------------------

                             ARTICLES OF ASSOCIATION

                                       of

                             AQUAPORTE (UK) LIMITED

                             -----------------------

                                 INTERPRETATION

1. In these Articles:

      "The Act" means the Companies Act 1985;

      "Table A" means Table A in the Schedule to the Companies (Tables A to F) regulations 1985 as amended by the Companies (Tables A to F) (Amendment) Regulations 1985.

2. The Regulations contained in Table A shall apply to the Company except in so far as they are excluded by or are inconsistent with these Articles.

3. Regulations 8, 24, 41, 59, 64, 65, 73 to 78, 80, 94 and 118 of Table A shall not apply to the Company.

                                  SHARE CAPITAL

4. Subject to any direction to the contrary which may be given by the Company in General Meeting, the directors are unconditionally authorized to allot, create deal with or otherwise dispose of relevant securities (within the meaning of section 80(2) of the Act) to such persons


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(including any director) on such terms and at such time or times as they think fit, provided that no shares shall be issued at a discount.

5. The maximum nominal amount of share capital which the directors may allot or otherwise dispose of in accordance with Article 4 shall be the nominal amount of unissued shares at the date of incorporation of the Company or such other amount as shall be authorized by the Company in General Meeting.

6. The authority conferred on the directors by Articles 4 and 5 shall remain in force for a period of five years from the date of incorporation of the Company and thereafter provided this authority is renewed from time to time by the Company in General Meeting in accordance with Section 80 of the Act.

7. The provisions of Section 89(1) of the Act shall not apply to the Company.

                                      LIEN

8. The Company shall have a first and paramount lien on every share for all monies (whether presently payable or note) called or payable at a fixed time in respect of that share, and the Company shall also have a first and paramount lien on all shares registered in the name of any person (whether solely or jointly with others) for all monies owing to the Company from him or his estate either alone or jointly with any other person whether as a member or not and whether such monies are presently payable or not. The directors may at any time declare any share to be wholly or partly exempt from the provisions of this Article. The company's lien on a share shall extend to any amount payable in respect of it.

                               TRANSFER OF SHARES

9. The directors may, in their absolute discretion and without giving any reason therefor, decline to register any transfer of any share whether or not it is a fully paid share.


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                         PROCEEDINGS AT GENERAL MEETINGS

10. If a quorum is not present within half an hour of the time appointed for a General Meeting, the meeting, if convened on the requisition of members, shall be dissolved; in any other case it shall stand adjourned to such day and at such time and place as the director may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the members present shall be a quorum.

11. A poll may be demanded at any General Meeting by any member entitled to vote thereat. Regulation 46 of Table A shall be modified accordingly.

12. On a show of hands or on a poll votes may be given either personally or by proxy.

                               NUMBER OF DIRECTORS

13. Unless otherwise determined by ordinary resolution, the number of directors shall not be subject to any maximum and the minimum number of directors shall be one.

                               DELEGATION OF POWER

14. The following sentence shall be inserted after the first sentence of Regulation 72 of Table A:

      "Any committee of directors shall have the power unless the directors direct otherwise to appoint as a member or as members of the committee for any specific purpose any person or persons who are not directors of the Company."

                               ALTERNATE DIRECTORS

15. Any director (other than an alternate director) may appoint any person to be an alternate director and may remove from office an alternate director so appointed by him.


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16. When an alternate director is also a director or acts as an alternate director for more than one director, such alternate director shall have one vote for every director so represented by him (in addition to his own vote if he is himself a director) and when so acting shall be considered as two directors of the purpose of making a quorum if the quorum exceeds two.

      "(c) he becomes, in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as a director; or"

      "(e) he is otherwise duly removed from office."

                            REMUNERATION OF DIRECTORS

23. Regulation 82 of Table A shall be amended by the addition of the following: "Such remuneration shall be divided between the directors in such proportion and manner as the directors may unanimously determine or in default of such determination equally, except that any director holding office for less than a year or other period for which remuneration is paid shall rank in such division in proportion to the fraction of such year or other period during which he has held office. Any director who, at the request of the directors, performs special services or goes or resides abroad for any purpose of the Company may receive such extra remuneration by way of salary, commission or participation in profits, or partly in one way and partly in another, as the directors may determine."

                            PROCEEDINGS OF DIRECTORS

24. Regulation 88 of Table A shall be amended by substituting for the sentence: "It shall not be necessary to give notice of a meeting to a director who is absent from the United Kingdom".


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      the following sentence:

            "Notice of every meeting of directors shall be given to each director or his alternate director, including directors and alternate directors who may for the time being be absent from the United Kingdom and have given the Company their address outside the United Kingdom".

25. If and so long as the minimum number of directors specified under these Articles is one, sole director may exercise all the powers conferred on the directors by these Articles, and shall do so by written resolution under his hand and, so long as there is such sole director, Regulations 88 to 90 of Table A shall not apply to the company and Article 23 of these Articles shall have no effect.

26. Any director (including an alternate director) may participate in a meeting of the directors or a committee of directors of which he is a member by means of a conference telephone or similar communicating equipment whereby all persons participating in the meeting can hear each other and participation in a meeting in this manner shall be deemed to constitute presence in person at such meeting.

27. Subject to such disclosure as is required by Section 317 of the Act a director shall be entitled to vote at a meeting of directors or of a committee of directors on any resolution concerning a matter in which he has, directly or indirectly, an interest or duty which is material and which conflicts or may conflict with the interests of the Company.

                                    THE SEAL

28. In accordance with Section 39 of the Act the Company may have an official seal for use in any territory, district or place elsewhere than in the United Kingdom.


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                                     NOTICES

29. Any notice required by these Articles to be given by the Company may be given by any visible form on paper, including telex, facsimile and electronic mail, and a notice communicated by such forms of immediate transmission shall be deemed to be given at the time it is transmitted to the person to whom it is addressed. Regulations 111, and 112 of Table A shall be amended accordingly.

                                    INDEMNITY

30. Subject to the provisions of the Act but without prejudice to any indemnity to which a director may otherwise be entitled, every director, secretary, auditor or other officer of the Company shall be entitled to be indemnified by the Company against all losses and liabilities sustained or incurred by him in the execution of his duties or in the exercise of his powers or otherwise in connection with his office including, but without prejudice to the generality of the foregoing, any liability incurred by him (a) in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or which are otherwise disposed of without any finding or admission of any material breach of duty on his part, or (b) in connection with any application in which relief is granted to him by the Court from liability in respect of any act or omission done or alleged to be done by him as an officer or employee of the Company.


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                NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS

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ROBERT JOHN WINDMILL
Inveresk House
1 Aldwych
London WC2R OHF

SOLICITOR

BETTY PATRICIA DOREEN BAILEY
Inveresk House
1 Aldwych
London WC2R OHF

CHARTERED SECRETARY

Dated this 7th day of December, 1988

Witness to the above Signatures:

JOHN STEIN
Inveresk House
1 Aldwych
London WC2R OHF

SOLICITOR


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